SCHEDULE A

CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS OF PEOPLE INCORPORATED

Directors and Executive Officers of Reporting Person. The following table sets forth as to each of the directors and executive officers, as applicable, of the Reporting Person: his or her name, citizenship, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise indicated, (i) the current business address of each person is 555 West 18th Street, New York, New York 10011, and (ii) the principal employer of each such individual is People Incorporated: the business address of which is 555 West 18th Street, New York, New York 10011.

Name	Citizenship	Present Principal Occupation or Employment
Barry Diller Chairman	United States	Chairman and Senior Executive of People Incorporated and the Chairman and Senior Executive of Expedia Group
Victor A. Kaufman Vice Chairman	United States	Vice Chairman of People Incorporated
Tor Braham Director	United States	Of Counsel at King, Holmes, Paterno and Soriano
Chelsea Clinton Director	United States	Vice Chair of The Clinton Foundation and Co-Founder and Partner of Metrodora Ventures
Michael D. Eisner Director	United States	Chairman of The Tornante Company, LLC
Bonnie S. Hammer Director	United States	Former Vice Chairman of NBCUniversal
Bryan Lourd Director	United States	Partner and Managing Director of Creative Arts Agency
David Rosenblatt Director	United States	Chief Executive Officer of 1stdibs.com, Inc.
Maria Seferian Director	United States	President and Chief Legal Officer of Hillspire, LLC
Alan G. Spoon Director	United States	Former General Partner and Partner Emeritus of Polaris Venture Partners
Alexander von Furstenberg Director	United States	Founder and Chief Investment Officer of Ranger Global Advisors, LLC
Richard F. Zannino Director	United States	Managing Director at CCMP Capital Advisors, LLC
Neil Vogel Chief Executive Officer	United States	Chief Executive Officer of People Incorporated
Tim Quinn Chief Financial Officer	United States	Chief Financial Officer of People Incorporated